Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to Registration Statement (333-184309) on Form S-1 of Ruckus Wireless, Inc. of our report dated June 22, 2012, relating to our audits of the consolidated financial statements of IntelliNet Technologies, Inc. appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

Orlando, FL

October 19, 2012